EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Samuel H. Lindsey, Jr., Chief Financial Officer of Biofuels Power Corporation (the "Company"), hereby certifies that:

The Company's Form 10-Q Quarterly Report for the period ended September 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Samuel H. Lindsey, Jr.
Samuel H. Lindsey, Jr., Chief Financial Officer
Dated: November 18, 2008